UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

GMX RESOURCES INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Benham Place

9400 North Broadway, Suite 600

Oklahoma City, Oklahoma 73114

(Address of principal executive offices and zip code)

(405) 600-0711

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 4, 2011, GMX Resources Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”), among the Company, certain subsidiary guarantors named therein (the “Guarantors”) and Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, as representatives of the several initial purchasers (the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell to the Initial Purchasers $200,000,000 in aggregate principal amount of the Company’s 11.375% senior unsecured notes due 2019 (the “Notes”). The Notes were sold to the Initial Purchasers at 93.583% of the principal amount thereof.

The Company expects to use the net proceeds, together with proceeds from a concurrent public offering of common stock, to fund an offer to purchase up to $50.0 million of its 5.00% convertible senior notes due 2013, (ii) to repay the current outstanding balance under its secured revolving credit facility, (iii) to fund the cash portion of the purchase price of pending acquisitions of undeveloped oil and gas leases for approximately $68.3 million, (iv) to fund its exploration and development program and (v) for other general corporate purposes.

Credit Suisse AG (Cayman Islands Branch), an affiliate of Credit Suisse Securities (USA) LLC, and Capital One, National Association, an affiliate of Capital One Southcoast, Inc., are lenders under the Company’s existing secured revolving credit facility, and as such, are entitled to be repaid with the proceeds of the offering that are used to repay the Company’s secured revolving credit facility. The amount of outstanding indebtedness owed to such lender will therefore be reduced.

The Purchase Agreement provides that the obligations of the Initial Purchasers to purchase the notes are subject to approval of legal matters by counsel and other customary conditions. The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference.

ITEM 8.01	OTHER EVENTS

On February 4, 2011 the Company issued a press release announcing the pricing of its private placement of senior notes due 2019. The Company is filing a copy of the press release as Exhibit 99.1 hereto, which is incorporated by reference to this Item 8.01.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description

10.1	Purchase Agreement dated as of February 4, 2011 among the Company, the Guarantors and Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, as representatives of the several initial purchasers.

99.1	Press Release dated February 4, 2011, announcing the pricing of the private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GMX RESOURCES INC.

Date: February 8, 2011	By:	/s/ James A. Merrill
		Name:	James A. Merrill
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Purchase Agreement dated as of February 4, 2011 among the Company, the Guarantors and Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. Incorporated, as representatives of the several initial purchasers.

99.1	Press Release dated February 4, 2011, announcing the pricing of the private placement.